UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Waterstone Financial, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 9, 2026

Dear Fellow Shareholder,

We invite you to attend the virtual Waterstone Financial, Inc. Annual Meeting of Shareholders, which will be held virtually at 9:30 a.m., Central Time, on Tuesday, May 19, 2026.

To participate in the meeting, visit www.cstproxy.com/wsbonline/2026, and enter the 12 digit control number included on your proxy card.  You may register for the meeting as early as 9:00 a.m., Central Time, on May 14, 2026.  Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. The contact information for Continental Stock Transfer is (917) 262-2373, or proxy@continentalstock.com.

If you do not wish to participate in the meeting, but you merely wish to listen to the proceedings, we have set up telephone access for those purposes.  In that case, please call, toll-free (within the United States and Canada), 1-800-450-7155.  If calling from outside the United States or Canada, please call +1 857-999-9155 (standard rates apply).  The passcode for listening by telephone is 4676121#.

We are furnishing proxy materials to our shareholders over the internet, as permitted by rules adopted by the Securities and Exchange Commission. You may read, print and download our 2025 Annual Report to Shareholders on Form 10-K and our Proxy Statement at www.cstproxy.com/wsbonline/2026. On April 9, 2026, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail. If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the internet.

You may vote your shares by internet, by telephone, by regular mail. Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.

The proxy materials describe the formal business to be transacted at the Annual Meeting. Included in the materials is our Annual Report on Form 10-K, which contains detailed information concerning our activities and operating performance.

On behalf of the board of directors, we request that you vote your shares early as it will assure that your vote is counted if there are any unforeseen disruptions between now and May 19, 2026.

Sincerely,

WILLIAM F. BRUSS

Chief Executive Officer

WATERSTONE FINANCIAL, INC.

11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD VIRTUALLY ON May 19, 2026.

_____________________________

To the Shareholders of Waterstone Financial, Inc.:

The 2026 annual meeting of shareholders of Waterstone Financial, Inc. will be held virtually on Tuesday, May 19, 2026 at 9:30 a.m., Central Time, at www.cstproxy.com/wsbonline/2026 for the following purposes:

(1)	Electing three directors to serve for terms expiring in 2029;
(2)	Ratifying the selection of Forvis Mazars, LLP as Waterstone Financial, Inc.’s independent registered public accounting firm;
(3)	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;
(4)	Approving on an advisory and non-binding basis, the frequency of future advisory votes on executive compensation; and
(5)	Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The board of directors has fixed March 25, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting and any adjournments thereof.

We call your attention to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon during the annual meeting. Please read it carefully.

By Order of the Board of Directors

William F. Bruss

Chief Executive Officer

Wauwatosa, Wisconsin

April 9, 2026

PROXY STATEMENT

WATERSTONE FINANCIAL, INC.

11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

______________________

SOLICITATION AND VOTING

This Proxy Statement and accompanying Proxy Card are furnished to the shareholders of Waterstone Financial, Inc. (“Waterstone Financial” or the “Company”) in connection with the solicitation of proxies by the Waterstone Financial board of directors for use at the annual meeting of shareholders to be held virtually at www.cstproxy.com/wsbonline/2026 at 9:30 a.m., Central Time on Tuesday, May 19, 2026, and at any adjournment of the meeting. The 2025 Annual Report on Form 10‑K is enclosed with the Proxy Statement and contains business and financial information concerning Waterstone Financial. Our proxy materials are being made available to shareholders on or about April 9, 2026.

Record Date and Meeting Information. The board of directors has fixed March 25, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only holders of record of our common stock, the only class of Waterstone Financial stock outstanding as of the close of business on the record date, are entitled to notice of and to vote at the annual meeting. Each share of common stock is entitled to one vote. As of the record date, there were 18,161,733 shares of common stock issued and outstanding.  As a registered stockholder, you received a proxy card, which contains instructions on how to attend the virtual annual meeting, including the website along with your control number.  You will need your control number for access.  If you do not have your control number, contact our transfer agent, Continental Stock Transfer at (917) 262-2373 or proxy@continentalstock.com.

If your shares of Company common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy.  Once you have received your legal proxy, contact Continental Stock Transfer to have a control number generated.  The contact information for Continental Stock Transfer is (917) 262-2373, or proxy@continentalstock.com.

A question and answer session will be held during the annual meeting, and stockholders will be able to submit questions prior to the meeting by visiting www.cstproxy.com/wsbonline/2026.  Questions may be submitted as early as 9:00 a.m., Central Time, on May 14, 2026, but must be submitted by 12:00 p.m. Central Time on May 18, 2026.  The Company will try to answer as many stockholder-submitted questions, as time permits, that comply with the meeting rules of conduct posted on the virtual annual meeting website.

The board of directors of Waterstone Financial knows of no matters to be acted upon at the annual meeting other than as set forth in the notice attached to this Proxy Statement. If any other matters properly come before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.

Voting Your Shares. Any shareholder entitled to vote may vote either by mailing a properly executed proxy or online as described in the notice to shareholders and the proxy card. Shares represented by properly executed proxies received by Waterstone Financial will be voted at the annual meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

A shareholder may revoke a proxy at any time prior to the time when it is voted by filing a written notice of revocation with our corporate secretary at the address set forth above, by delivering a properly executed proxy bearing a later date, using the internet or telephone voting options explained on the Proxy Card.

Shares in Employee Plans. Any person who owns shares through an allocation to that person’s account under the WaterStone Bank SSB 2015 Amended and Restated Employee Stock Ownership Plan (the “ESOP”) or who has purchased shares in the Employer Stock Fund in the WaterStone Bank SSB 401(k) Plan (the “401(k) Plan”) will receive separate Vote Authorization Forms to instruct the ESOP trustee and 401(k) Plan trustee how to vote those shares. The deadline for returning instructions is May 12, 2026. The trustee of both the ESOP and 401(k) Plan, Principal Trust Company, will vote shares allocated to a plan participant’s account in accordance with the participant’s instructions. Upon the direction of the plan administrator, the trustee will vote the unallocated ESOP shares and any allocated ESOP shares for which no voting instructions are received in the same proportion as allocated shares for which it has received voting instructions. In addition, the trustee will vote shares allocated to participants’ accounts in the 401(k) Plan for which no voting instructions are received in accordance with directions received from the plan administrator.

Quorum and Required Vote. A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the annual meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum. The inspector of election appointed by the board of directors will count the votes and ballots at the annual meeting.

As to Proposal 1, the election of directors, shareholders may vote “FOR” or “WITHHOLD” as to the nominees. A plurality of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote is required for the election of directors. In other words, the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors in a class to be chosen at the annual meeting. With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.

As to Proposal 2, the ratification of the independent registered public accounting firm, shareholders may (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) “ABSTAIN” from voting on the matter. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required to ratify Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2026.

As to Proposal 3, the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Waterstone Financial, Inc. or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the members of the board of directors.

As to Proposal 4, the advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation, a shareholder may select that shareholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by Waterstone Financial’s shareholders.  This vote will neither be binding on Waterstone Financial, Inc. or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Waterstone Financial, Inc. or the board of directors.

Expenses and Solicitation. We will pay all expenses incurred in connection with the solicitation of proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of communication. Those directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for their related out-of-pocket expenses. Brokers, dealers, banks, or their nominees, who hold common stock on behalf of another will be asked to send proxy materials and related documents to the beneficial owners of such stock, and we will reimburse those persons for their reasonable expenses. In addition, we have entered into an agreement with Laurel Hill Advisory Group, LLC to assist in soliciting proxies for the annual meeting and we have agreed to pay them $6,000, plus out-of-pocket expenses, for these services.

Householding. Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of the notice of meeting and instructions on how to access the proxy materials and the 2025 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of these materials for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

Upon written notice to Mark R. Gerke, Chief Financial Officer, Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226, or via telephone at (414) 761-1000, we will promptly provide separate copies of the 2025 Annual Report and/or this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or the 2025 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Limitations on Voting. The Company’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to vote any of the shares held in excess of the 10% limit.

STOCK OWNERSHIP

The following table shows the amount of our common stock held by groups who are beneficials owners of more than 5% of our shares as of March 25, 2026, based upon information filed with the SEC. The “Percent of All Common Stock Outstanding” reflects the percentage of our common stock outstanding as of March 25, 2026.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding
Dimensional Fund Advisors LP	1,652,359	(1)	9%
Building One
6300 Bee Cave Road
Austin, Texas 78746
BlackRock, Inc.	1,306,996	(2)	7%
55 East 52nd Street
New York, New York 10055
Renaissance Technologies LLC	1,273,136	(3)	7%
Renaissance Technologies Holdings Corporation
800 Third Avenue
New York, New York 10022
Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the 2010 Amended and Restated Waterstone Bank SSB	2,127,276	(4)	12%
Employee Stock Ownership Plan and the Waterstone Bank 401(k) Plan
1013 Centre Road Suite 300
Wilmington, Delaware 19805-1265

(1)

Dimensional Fund Advisors LP reported ownership on February 9, 2024, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 1,652,359 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 1,623,168 shares and shared voting power for no shares.

(2)

BlackRock, Inc. reported ownership on January 21, 2026, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 1,306,996 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 1,291,009 shares and shared voting power for no shares.

(3)

Renaissance Technologies LLC reported ownership on February 13, 2024, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 1,273,136 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 1,273,136 shares and shared voting power for no shares.

(4)

Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the 2015 Amended and Restated WaterStone Bank SSB Employee Stock Ownership Plan and the WaterStone Bank SSB 401(k) Plan reported ownership as of December 31, 2025, on behalf of the 2015 Amended and Restated WaterStone Bank SSB Employee Stock Ownership Plan and the WaterStone Bank SSB 401(k) Plan. It reported that it had shared dispositive power for 2,127,276 shares and sole dispositive power for no shares. It further reported that it had shared voting power for 2,127,276 shares and sole voting power for no shares.

The following table shows the amount of our common stock beneficially owned by each of our directors, executive officers and directors and executive officers as a group, as of March 25, 2026. Unless otherwise noted, the persons listed have sole voting and dispositive power over their shares.

Name of Beneficial Owner	Shares Owned Directly	Shares Owned Indirectly (1)	Stock Options Exercisable within 60 Days of Record Date	Total Shares Beneficially Owned	Percent of All Shares Outstanding
Ellen S. Bartel	15,000	-	-	15,000	*
William F. Bruss	41,641	83,349	-	124,990	*
Mark R. Gerke	39,331	44,426	10,000	93,757	*
Julie A. Glynn	11,049	20,289	-	31,338	*
Douglas S. Gordon	558,226	75,998	-	634,224	3.5%
Ryan J. Gordon	9,768	42,589	10,000	62,357	*
Patrick S. Lawton (2)	-	10,000	-	10,000	*
Jeffrey R. McGuiness	3,842	-	20,000	23,842	*
Molly Mulroy	8,799	-	-	8,799	*
Laura Piotrowski	8,799	-	-	8,799	*
Stephen J. Schmidt	70,078	-	-	70,078	*
Derek L. Tyus	6,440	-	-	6,440	*
All Directors and Executive Officers as a Group	772,973	276,651	40,000	1,089,624	6.0%

 ______________________

*	Less than 1%.
(1)

Number of shares with sole voting and dispositive power: Mr. Bruss – 83,349; Mr. Gerke – 44,426; Mr. R. Gordon – 42,589; Ms. Glynn – 20,289; Mr. D. Gordon – 75,998. Number of shares with shared voting and dispositive power; Mr. Lawton – 10,000.

(2)	Does not include 201,931 shares transferred by Mr. Lawton to an irrevocable trust for estate planning purposes for the benefit of Mr. Lawton’s direct family members. Mr. Lawton is not a trustee of the trust.

PROPOSAL 1 – THE ELECTION OF DIRECTORS

Effective upon completion of the annual meeting, Waterstone Financial’s board of directors will consist of seven members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors of Waterstone Financial are generally elected to serve for a three-year period and until their respective successors have been duly elected and qualified. Directors Molly A. Mulroy, Stephen J. Schmidt and Derek L. Tyus, whose terms expire at the annual meeting, are being nominated for re-election as director, for a term expiring at the 2029 annual meeting of shareholders. Shares represented by proxies will be voted FOR the election of the nominee unless otherwise specified by the executing shareholder. If a nominee declines or is unable to act as a director, proxies may be voted with discretionary authority for a substitute nominee designated by the board. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The following details include for our nominee and directors: their age as of December 31, 2025; the year in which they first became a director of WaterStone Bank, the operating subsidiary of the Company; the year that their term expires; and their business experience for at least the past five years. The members of the Company’s board of directors are the same as the members of the board of directors of WaterStone Bank. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Waterstone Financial). The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the board of directors to conclude that such person should serve as a director of Waterstone Financial. The mailing address for each person listed is 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226. The board of directors unanimously recommends that shareholders vote FOR the election of the director nominee listed below.

Name and Age	Principal Occupation and Business Experience	Director Since (1)

	Nominees for terms expiring in 2029
Molly A. Mulroy, 50	Ms. Mulroy currently serves as Executive Vice President and Chief Administrative Officer of WEC Energy Group, one of the nation's largest electric generation and natural gas delivery holding companies with utility subsidiaries serving 4.7 million customers. Since 2021, she has overseen Administrative Services, Facility Management, Human Resources, IT services, Supply Chain, IT System Strategy, and Development. Previously, Mulroy served as Vice President and Chief Information Officer, leading enterprise-wide information technology, including cybersecurity and infrastructure. Since joining WEC Energy Group in 1999, she has held leadership positions in Customer Service, Finance, Wholesale Energy and Fuels, Regulatory Affairs, and State Government Affairs. She holds a bachelor's degree from the University of Minnesota and an MBA from the University of Chicago.	2025
Stephen J. Schmidt, 64	Mr. Schmidt is the President of Schmidt and Bartelt Funeral and Cremation Services. Mr. Schmidt has entrepreneurial experience and extensive community relationships throughout the communities served by WaterStone Bank. Mr. Schmidt has an Associate’s Degree from the New England Institute and a B.A. from the University of Wisconsin – Stevens Point.	2002
Derek L. Tyus, 56	Mr. Tyus currently serves as Executive Vice President and Chief Financial Officer of Versiti, Inc., a national leader in innovative blood health solutions. Before joining Versiti, Inc. in 2024, Mr. Tyus was Senior Vice President and Chief Investment Officer of West Bend Mutual Insurance Company. He had been with West Bend since 2016. Before joining West Bend, Mr. Tyus was a director for Northwestern Mutual Wealth Management Company. Mr. Tyus had been in the insurance industry for over 20 years, holding investment positions in private debt and equity, real estate, wealth management as well as strategy and administration. Mr. Tyus is a graduate of Marquette University and received his M.B.A. from the Ross School of Business at the University of Michigan.	2021

	Continuing Directors – Terms expiring in 2027
Douglas S. Gordon, 68	Mr. Gordon is the former Chief Executive Officer of Waterstone Financial and WaterStone Bank, beginning in 2007 to January 2024; President of Waterstone Financial and WaterStone Bank from 2007 to 2022, and Chief Operating Officer of WaterStone Bank from 2005 to 2007; real estate investor. Mr. Gordon brings extensive prior banking experience as an executive officer at M&I Bank and at Security Savings Bank. He has extensive firsthand knowledge and experience with our lending markets and our customers. Mr. Gordon has a B.A. from the University of Wisconsin – Parkside and an M.B.A. from Marquette University. Mr. Gordon is the father of Ryan J. Gordon.	2005
Patrick S. Lawton, 69	Mr. Lawton is the Managing Director of Fixed Income Capital Markets for Baird. Mr. Lawton is also a member of Baird’s board of directors. As a Baird Managing Director, Mr. Lawton brings his investment portfolio expertise to the board of directors. Mr. Lawton has a B.S.B.A. and an M.B.A. from Marquette University.	2000

	Continuing Directors – Terms expiring in 2028
Ellen S. Bartel, 71	Ms. Bartel is the former President of Divine Savior Holy Angels (DSHA) High School (Milwaukee, Wisconsin) from 1998 until 2018, where she achieved significant improvements in DSHA’s curriculum, facilities, financial infrastructure, image, and reputation. Ms. Bartel balanced DSHA’s budget for 18 consecutive years, oversaw endowment growth from under $1 million to over $14 million, and developed recruitment strategies resulting in an incoming class wait list for 19 consecutive years. Prior to her employment at DSHA, Ms. Bartel held several positions at Alverno College (Milwaukee, Wisconsin) (1986 to 1997), with the most recent being Vice President of Institutional Advancement from 1994 to 1997. Ms. Bartel’s experience overseeing a large educational institution provides the board of directors with significant perspective on financial management and human resources matters. Ms. Bartel has a B.A. and an M.S.A. from the University of Notre Dame.	2013
Laura E. Piotrowski, 56	Ms. Piotrowski is the Chief Executive Officer and President of Cavendish Vernal, a strategic advisory firm she founded in 2017. Cavendish Vernal provides strategic business planning, executive advising, succession planning, finance and human resource advising, executive coaching, and leadership development services. Previously, she was Executive Vice President of The Benefit Companies, where she provided strategic and executional leadership for the organization. Piotrowski has also held senior finance roles, including Chief Financial Officer of Stein's Garden & Home and Managing Director of Finance for Robert W. Baird & Co. She earned her bachelor's degree from the University of Wisconsin-Milwaukee and an Executive MBA from Marquette University. She is a Certified Public Accountant (CPA) and a SHRM Senior Certified Professional (SHRM-SCP). Additionally, she serves on the board of Ronald McDonald House Charities of Southeastern Wisconsin.	2025

(1)

Indicates the date when the director was first elected to the board of WaterStone Bank. Messrs. Lawton, Schmidt and Gordon became directors of Waterstone Financial’s predecessor federal corporation in 2005. Ms. Bartel became director of Waterstone Financial in 2014. Mr. Tyus became a director of Waterstone Financial in 2021. Mses. Mulroy and Piotrowski became directors of Waterstone Financial in 2025.

Executive Officers

Information regarding our named executive officers (“Named Executive Officers” or “NEOs”) who are not directors of Waterstone Financial is set forth in the following table. Except as noted below, each of these individuals has held that position for at least the past five years.

Name and Age	Offices and Positions with Waterstone Financial and WaterStone Bank	Executive Officer Since
William F. Bruss, 56	Chief Executive Officer since 2024. President since January 2022, Chief Operating Officer from 2013 through 2023, General Counsel and Secretary, Waterstone Financial and WaterStone Bank.	2005
Mark R. Gerke, 51	Executive Vice President since January 2020, Chief Financial Officer since 2016, Chief Accounting Officer since 2014, Senior Vice President, Waterstone Financial and WaterStone Bank since 2014, Controller 2005 to 2016.	2016
Julie A. Glynn, 62	Executive Vice President since January 2022, Chief Retail Officer of WaterStone Bank since March 2018.	2018
Ryan J. Gordon, 39	Executive Vice President/Chief Credit Officer since January 2022, Vice President/Chief Credit Officer 2018 to 2022, Credit Officer 2015 to 2018, Lead Credit Analyst 2012 to 2015, Sr. Credit Analyst 2010 to 2012. Mr. Gordon is the son of Douglas S. Gordon.	2022
Jeffrey R. McGuiness, 60	President and Chief Executive Officer of Waterstone Mortgage Corporation since November 2020. Prior to his role with Waterstone Mortgage Corporation, Chief Sales Officer, Embrace Home Loans – 2015 through November 2020, Chief Executive Officer, Lenders One – 2012 to 2015.	2020

Meetings and Committees

The board of directors of Waterstone Financial met 12 times during the year ended December 31, 2025 on behalf of Waterstone Financial and 12 times in their capacity as directors of WaterStone Bank. The board of directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. The board of directors determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The board of directors has determined that Directors Bartel, Hansen, Lawton, Mulroy, Piotrowski, Schmidt and Tyus are “independent” directors within the meaning of such standards. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this Proxy Statement and that had an impact on our determination as to the independence of our directors. Additionally, the independent directors regularly meet without management or non-independent directors present. No member of the board of directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which each director has been a director); and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served).

We conduct business through meetings of the Company’s and Bank’s boards of directors and their committees. The boards of directors of the Company and the Bank have established standing committees discussed below. The standing committees of the Company include an Audit Committee, Compensation Committee, Executive Committee and a Nominating and Corporate Governance Committee.

The following table details the composition of our board committees, as of December 31, 2025. Each committee is composed entirely of independent directors.

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Ellen S. Bartel	X			Co-Chair
Douglas S. Gordon			X
Michael L. Hansen(1)	X		X	X
Patrick S. Lawton (Chair)		Chair	X
Molly A. Mulroy	X			X
Laura E. Piotrowski	Chair		X	X
Stephen J. Schmidt		X	X	Co-Chair
Derek L. Tyus	X	X	X

.

(1) Mr. Hansen retired effective December 31, 2025.

Audit Committee. The audit committee of Waterstone Financial (the “Audit Committee”) met five times during the year ended December 31, 2025. The board of directors has determined that each member of the Audit Committee meets not only the independence requirements applicable to the committee as prescribed by the NASDAQ corporate governance listing standards, but also by the Securities and Exchange Commission. On behalf of the Audit Committee, Ms. Piotrowski, its chair, also regularly consults with Waterstone Financial’s independent registered public accounting firm about Waterstone Financial’s periodic public financial disclosures. The board believes that all of the members of the Audit Committee have sufficient experience, knowledge and other personal qualifications to be “financially literate” and to be active, effective and contributing members of the Audit Committee. Ms. Piotrowski has been designated an “audit committee financial expert” pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission regulations. See also “Report of the Audit Committee” for other information pertaining to the Audit Committee.

Compensation Committee. The compensation committee of Waterstone Financial (the “Compensation Committee”) held five meetings during the year ended December 31, 2025. Each member of the Compensation Committee is considered independent as defined in the NASDAQ corporate governance listing standards. The Compensation Committee has the responsibility for and authority to either establish or recommend to the board: compensation policies and plans; salaries, bonuses and benefits for all officers; salary and benefit levels for employees; determinations with respect to stock options and restricted stock awards; and other personnel policies and procedures. The Compensation Committee has the authority to delegate the development, implementation and execution of benefit plans to management. See also “Compensation Discussion and Analysis” and “Compensation Committee Interlocks and Insider Participation” for other information pertaining to the Compensation Committee.

Executive Committee. The executive committee of Waterstone Financial (the “Executive Committee”) held 12 meetings during the year ended December 31, 2025. The Executive Committee has the responsibility to review and/or approve certain loans made or to be made by the Bank in accordance with the Bank’s Lending Policy. The Executive Committee reviews loan submissions, communicate requests for additional information, and promptly communicate the approval or disapproval of a loan to management.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee (“Nominating Committee”) of Waterstone Financial held four meetings during the year ended December 31, 2025. Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards.

The functions of the Nominating Committee include the following:

●	to lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareholder approval;
●	to review and monitor compliance with the requirements for board independence;
●	to review the committee structure and make recommendations to the board of directors regarding committee membership; and
●	to develop and recommend to the board of directors for its approval a set of corporate governance guidelines.

The Nominating Committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining new perspectives. If any member of the board of directors does not wish to continue in service, or if the committee or the board decides not to re-nominate a member for re-election, the Nominating Committee may solicit suggestions for director candidates from all directors.

Board Diversity. The board believes that the Company and its shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills and perspective to Board meetings. While these attributes are considered on an ongoing basis, the Nominating and Corporate Governance Committee and the Board of Directors will particularly consider such diversity in the recruitment and deliberation regarding prospective director nominees.

Board Qualifications. Qualifications of director candidates are described in the Appendix to the Nominating and Corporate Governance Committee Charter, which can be found on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.” Factors considered include strength of character, honesty and integrity, an inquiring and independent mind, judgment, skill, diversity, education, experience with businesses and other organizations, the interplay of the candidates’ experience with the experience of other board members and the extent to which the candidate would be a desirable addition to the board and its committees. Nominees must have a background which demonstrates an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government. Areas of core competency that should be represented on the board as a whole include accounting and finance, business judgment, management, crisis response, industry knowledge, leadership and strategic vision.

Director Election Voting Standard. A nominee for director shall be elected to the Board if he or she receives approval on a plurality of votes cast. Since our organization as a Company, we have not yet had a director elected by less than a majority of the votes cast. Given our plurality voting standard, the Board is committed to conducting extensive shareholder outreach to understand any concerns, in the event that a director nominee fails to receive majority support in any future election.

Board Term or Age Limits. The Board does not currently employ formal term or age limits with respect to Board service. Rather than instituting a formal term or age limit, the Board employs an annual assessment to measure how well the skills of board members align with the current strategy of the Company. The foundation of this assessment is summarized in a Director Skills Matrix (detailed below).

Board Evaluation. The Board views the process of collective and individual self-assessment as an opportunity to enhance multiple dimensions of board effectiveness and strengthen governance practices. The Board undergoes an internal self-assessment process on an annual basis.  The internal process consists of a questionnaire, led by the Chairman of the Board, intended to solicit feedback on a wide variety of matters as a means of identifying strengths, weaknesses, areas of interest or concern, and opportunities for improvement.  Topics include, among others, positive aspects of Board operation; director preparation, engagement and participation; director skill sets; board effectiveness; and opportunities for improvement.  The feedback gathered from these interviews is compiled and reported to the full Board for review, discussion and action as appropriate.  The Board is committed to continuous review and enhancement of its evaluation processes.

Director Skills, Experience and Demographics Matrix. The following matrix provides information about the board of directors, including certain types of knowledge, skills, experience and other attributes possessed by one of more of them which the Board believes are relevant to the Company’s business and industry. The matrix does not capture all of the knowledge, skills and experiences possessed by the directors, and the Board believes that each director has the ability to contribute to the decision-making process in every area listed.

	Bartel	Gordon	Lawton	Mulroy	Piotrowski	Schmidt	Tyus
Knowledge, Skills and Experience
Financial Industry		●	●		●		●
Risk Management	●	●	●	●	●	●	●
Accounting	●	●			●		●
Corporate Governance/Ethics	●	●	●	●	●	●	●
Legal/Regulatory		●	●	●			●
HR/Compensation	●	●	●	●	●	●	●
Executive Experience	●	●	●	●	●	●	●
Investments		●	●			●	●
Operations	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●
Technology/Cyber		●		●
Mergers and Acquisitions		●					●
Crisis Response	●	●	●	●	●	●
Demographic Background
African American							●
Alaskan Native or Native American
Asian
Hispanic
Native Hawaiian or Pacific Islander
White/Caucasian	●	●	●	●	●	●
Two or More Races or Ethnicities
LGBTQ+
Gender
Female	●			●	●
Male		●	●			●	●
Non-Binary
Board Tenure
Years on Waterstone Financial Inc.	11	20	20	1	1	20	6

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.”

The Nominating Committee will consider proposed nominees whose names are submitted to it by shareholders, and it does not intend to evaluate proposed nominees differently depending upon who has made the proposal. Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226. The Corporate Secretary must receive a submission not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made. The submission must include the following information:

●	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee;
●

the name and address of the shareholder as they appear on our books and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

●

the name, address and contact information for the candidate, and the number of shares of common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;
●	such other information regarding the candidate as would be required to be included in the Proxy Statement pursuant to Securities and Exchange Commission Regulation 14A;
●	a statement detailing any relationship between us and the candidate;
●	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
●	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements we may adopt in the future, including those set forth in our Bylaws and in the “Shareholder Proposals and Notices” section of this Proxy Statement.

Waterstone Financial has adopted charters for the Audit, Compensation and Nominating Committees. We will continue to respond to and comply with Securities and Exchange Commission and NASDAQ Stock Market requirements relating to board committees. Copies of the charters for our Audit, Compensation and Nominating Committees (including director selection criteria) and other corporate governance documents can be found on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.” If any of those documents are changed, or related documents adopted, those changes and new documents will be posted on our corporate website at that address.

Other Board and Corporate Governance Matters

Board Leadership Structure and Risk Oversight Role.  The role of chairman of the board of directors and chief executive officer of the Company are not currently held by the same person. The chairman of the board has never been an officer or employee of the Company or WaterStone Bank. The foregoing structure is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the board of directors currently believes that this structure provides for an appropriate balance of authority between management and the board. The board of directors reserves the right to establish a different structure in the future.

The board of directors of the Company, all of the members of which are also members of the board of directors of WaterStone Bank, is actively involved in the Company’s and Bank’s risk oversight activities, through the work of numerous committees of the Company and Bank, and the policy approval function of the board of directors of WaterStone Bank.

Shareholder Communication. We are committed to open and ongoing dialog with our shareholders and we regularly seek feedback on a variety of issues, including business strategy, governance, executive compensation and any other topics shareholders wish to discuss. To this end, we engage with our shareholders in a variety of ways in order to obtain their feedback. In addition to shareholder outreach, the Board of Directors welcomes communication from our shareholders. A shareholder who wants to communicate with the board of directors or with any individual director can write to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;
●	attempt to handle the inquiry directly, i.e. where it is a request for information about us or it is a stock-related matter; or
●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Board Involvement in Risk Management Process. As part of its overall responsibility to oversee the management, business, and strategy of the Company., one of the primary responsibilities of our Board of Directors is to oversee the amounts and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies; ratification or approval of investments and loans exceeding certain thresholds; and regular review of risk elements such as interest rate risk exposure, liquidity, and problem assets. Some oversight functions are delegated to committees of the Board, with such committees regularly reporting to the full Board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent registered public accounting firm and meets directly with the firm at various times during the course of the year.

Board Oversight of Information and Cybersecurity. As a financial institution, cybersecurity presents a significant operational and reputational risk. Accordingly, we take the protection of customer and business information very seriously. We have developed a robust information/cyber security program designed to protect the confidentiality, integrity, and availability of business and customer information. As part of this program, our Chief Information Officer reports to the Board of Directors on a regular basis. Reports include information and cyber security assessment results, business continuity, disaster recovery, and incident response planning and testing, vendor management program status, and independent audit results. All information security-related policies are reviewed and approved annually by the Board.

We promote a culture of continuous learning that has resulted in a highly experienced information security team. In addition to our own experienced information security team, we also partner with industry experts for managed security services such as threat intelligence, firewall, intrusion detection, and intrusion prevention services to ensure protection around the clock. Highlights of the information and cybersecurity program include the following:

●	strong vendor oversight;
●	deployment of defense-in-depth strategy with multiple layers of controls to provide information protection;
●	engagement of third-party audit firms to conduct independent security assessments that include vulnerability assessments and penetration tests;
●	conduct of new and ongoing security awareness training (as well as intermittent testing) for all teammates across the
●	follow all Federal Deposit Insurance Corporation and Nasdaq requirements for disclosure of security breaches organization.

Director Attendance at Annual Shareholders’ Meeting. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage all of our directors to attend. Last year the seven directors serving at that time were present at the annual meeting.

Code of Business Conduct and Ethics. Waterstone Financial has adopted a code of business conduct and ethics that reflects current circumstances and Securities and Exchange Commission and NASDAQ definitions for such codes. The code of business conduct and ethics covers us, WaterStone Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations. The code applies to all directors, officers and employees of Waterstone Financial and subsidiaries. We have posted a copy of the code of business conduct and ethics on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.” As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Waterstone Financial board of directors was created in accordance with Section 3(a)(58)(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s functions include meeting with our independent registered public accounting firm and making recommendations to the board regarding the independent registered public accounting firm; assessing the adequacy of internal controls, accounting methods and procedures; review of public disclosures required for compliance with securities laws; and consideration and review of various other matters relating to our financial accounting and reporting. No member of the Audit Committee is employed by or has any other material relationship with us other than as a customer or shareholder. The members are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The board of directors has adopted a written charter for the Audit Committee which can be found on our website.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

●	reviewed the audited financial statements for the year ended December 31, 2025 with management;
●

discussed with Forvis Mazars, LLP, our independent registered public accounting firm, those matters which are required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”); and

●	received the written disclosures and the letter from Forvis Mazars, LLP required by the PCAOB and has discussed with Forvis Mazars, LLP its independence.

The Audit Committee:

Laura E. Piotrowski, Chairman

Ellen S. Bartel

Michael L. Hansen

Molly A. Mulroy

Derek L. Tyus

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent the Company specifically incorporates such report by reference.

Based on the foregoing, the Audit Committee recommended to the board that those audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, the Audit Committee also considered the fees paid to Forvis Mazars, LLP for services provided by Forvis Mazars, LLP during the year ended December 31, 2025.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Forvis Mazars, LLP has audited the financial statements of Waterstone Financial as of and for the year ended December 31, 2025 and had served as Waterstone Financial’s principal independent accountant since 2023.

The Audit Committee of the Board of Directors has selected Forvis Mazars, LLP as our independent registered public accountants for the fiscal year ending December 31, 2025. We are submitting the selection of independent registered public accountants for shareholder ratification at the annual meeting. Although not required by the Company’s Articles of Incorporation or Bylaws, the Company has determined to ask shareholders to ratify this selection as a matter of good corporate practice. If the appointment of Forvis Mazars, LLP is not ratified, the Audit Committee will consider the shareholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to shareholders. Even if the appointment of Forvis Mazars, LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our shareholders.

As reflected in the tables below, Waterstone Financial incurred fees in fiscal years 2025 and 2024 for professional services provided by Forvis Mazars, LLP related to those periods.

	Year Ended
Forvis Mazars, LLP	December 31, 2025	December 31, 2024

Audit fees(1)……………	$429,414	$391,834
Audit-related fees(2)……	$71,925	$69,862

(1)

Audit fees consist of professional services rendered for the audit of our consolidated financial statements and review of SEC Filings. Audit fees also include professional fees rendered for the audit of the stand–alone financial statements of Waterstone Mortgage Corporation.

(2)	Audit-related fees consisted of tax compliance fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit services for the past two fiscal years were pre-approved by the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Executive Summary. The Compensation Committee provides our Named Executive Officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value. In addition, we have structured our executive compensation program to include elements that are intended to create appropriate balance between risk and reward.

Compensation Philosophy. The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives and to encourage extraordinary management efforts through well-designed incentive opportunities, with the goal of improving the performance of Waterstone Financial, Inc. and its subsidiaries consistent with the interests of our shareholders. We base our compensation decisions on three basic principles:

●

Meeting the Demands of the Market – We compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

●

Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to promote a culture of ownership among our key personnel and to align their individual financial interests with the long-term interests of our shareholders.

●

Driving Performance – We base compensation in part on the attainment of company-wide, business unit and individual performance targets that result in the achievement of both short-term and long-term financial objectives, while ensuring sound risk management.

Elements of our Executive Compensation and Benefits Program. To achieve our objectives, we have structured an executive compensation program that provides our Named Executive Officers with the following:

●	Competitive Base Salary;
●	Short-Term Cash-Based Incentives;
●	Equity Incentive Awards;
●	Broad-Based Welfare and Retirement Benefit Plans;
●	Perquisites; and
●	Executive Agreements.

The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the Compensation Committee. They are further intended to reward enhanced shareholder value as measured by the trading price of our common stock. The elements of a Named Executive Officer’s total compensation package will vary depending upon the executive’s job position and responsibilities.

Compensation Polices and Highlights

Our compensation programs include, among others, the following best practices:

What We Do

✔	The Compensation Committee has engaged an independent compensation consultant.
✔	The Compensation Committee is composed solely of independent directors.
✔	We maintain stock ownership guidelines for our executive officers.
✔	We maintain stock ownership guidelines for our non-employee directors.
✔	We maintain clawback policies for incentive compensation.
✔

We place restrictions on our directors and officers with respect to (i) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan or (ii) engaging in hedging transactions in the Company’s securities.

✔	We provide a say-on-pay advisory vote on an annual basis until the next required vote on the frequency of shareholder votes on executive compensation.

What We Do Not Do

✖	We do not encourage excessive risk-taking behavior through our compensation plans.
✖	We do not reprice underwater stock options.
✖	We do not grant options with an exercise price less than fair market value on date of grant.
✖	We do not provide excessive prerequisites to our NEOs.
✖	We do not provide excise tax gross ups in our compensation plans or employment agreements.
✖	We do not guarantee salary increases.
✖	We do not provide for uncapped bonuses.
✖	We do not provide for “single-trigger” benefits upon a change in control.

Shareholder Say-on-Pay Advisory Votes

We provide our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At our 2025 annual meeting of shareholders, over 92% of the votes cast (excluding abstentions and broker non-votes) on the say-on-pay proposal at that meeting were voted in favor of the proposal.

We have held annual say-on-pay votes since 2010, and we will continue to hold annual say-on-pay votes until the next shareholders vote regarding the frequency of say-on-pay votes, which is occurring at the 2026 annual meeting of shareholders.

The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future compensation decisions for the Named Executive Officers.

Named Executive Officer Compensation Process, Programs and Polices

Role of the Compensation Committee. The Compensation Committee is responsible for reviewing all compensation components for the Named Executive Officers annually, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. The Compensation Committee examines the total compensation mix, pay-for-performance relationship, and how all these elements in the aggregate comprise each executive’s total compensation package to ensure that our compensation is competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy. The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee and the board of directors review the charter annually to ensure that the scope of the charter is consistent with the role of the Compensation Committee. A copy of the charter can be found on our website on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.”

Role of Management. The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, with respect to compensation for the other Named Executive Officers and the Senior Vice President and Director of Human Resources, with respect to compensation of other officers and employees of WaterStone Bank. The executives provide the Compensation Committee with data, analyses, input and recommendation. The Compensation Committee considers our Chief Executive Officer’s evaluation of each Named Executive Officer’s performance and recommendation of appropriate compensation. However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.

Role of Compensation Consultant. The Compensation Committee has the authority to engage compensation consultants from time to time to assist it in the compensation governance process for determining the compensation of our Named Executive Officers. In prior years, the Compensation Committee has utilized Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant. Meridian has been engaged directly by the Compensation Committee. Pursuant to its engagement, Meridian provided research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. In addition, Meridian keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian has not determined the exact amount or form of executive compensation for and of the Named Executive Officers.

Benchmarking Compensation. The Compensation Committee assesses the components of executive compensation and considers the base salary, annual incentive and long-term incentive practices of comparable companies in the financial industry. The Compensation Committee considered individual compensation elements as well as the total compensation package. This analysis was considered by the Compensation Committee, and served as a basis, when it established 2025 compensation opportunities for executives. In conducting this analysis, the Compensation Committee reviewed market data using publicly disclosed compensation information from a peer group of comparable financial institutions ranging in asset size from $1.4 billion to $8.1 billion. The market capitalization for the peer group ranged from $85.0 million to approximately $625.0 million. In addition to asset size and market capitalization, peer group selection was also focused on banks with significant mortgage banking operations, a significant focus on real estate lending and/or banks that were prior mutual-to-stock conversions.

For 2025, the Compensation Committee approved the following peer group for purposes of evaluating the appropriateness of the compensation package for the Chief Executive Officer, Chief Financial Officer, Chief Credit Officer and Chief Retail Officer:

●	Civista Bancshares, Inc., Sandusky, OH
●	Farmers & Merchants Bancorp, Inc., Archbold, OH
●	FS Bancorp, Inc., Mountlake Terrance, WA
●	Greene County Bancorp, Inc., Catskill, NY
●	Hingham Institution for Savings, Hingham, MA
●	Independent Bank Corporation, Grand Rapids, MI
●	Metropolitan Bank Holding Corporation, New York, NY
●	MVB Financial Corp., Fairmont, WV
●	Northfield Bancorp, Inc., Woodbridge, NJ
●	RBB Bancorp, Los Angeles, CA

Stock Ownership Guidelines. To align the interests of the Named Executive Officers and non-employee directors with the interests of the Company’s shareholders, the Company maintains stock ownership guidelines, whereby Named Executive Officers are required to own shares of common stock equal to a specified multiple of their annual base salary and non-employee directors are required to own shares of common stock equal to a multiple of such director’s annual board cash retainer. The applicable levels are as follows:

●	Chief Executive Officer 3x base salary
●	Chief Financial Officer 2x base salary
●	Other NEOs 1x base salary
●	Directors3x annual board cash compensation

Named Executive Officers and non-employee directors have five years from the date that the individual first become subject to the guidelines to meet these ownership requirements. In calculating equity ownership for purposes of this requirement, we include all shares beneficially owned by an individual in the Company’s benefit plans (e.g. 401(k) and Employee Stock Ownership Plan), shares of restricted stock and shares with respect to which an individual has voting or investment power. For purposes of our stock ownership requirements, we do not include unexercised stock options, whether vested or non-vested. As of December 31, 2025, all directors were in compliance with the Company’s stock ownership guidelines. As of December 31, 2025, all Named Executive Officers that have been employed with the Company for at least five years were in compliance with the Company’s stock ownership guidelines.

Clawback Policies. Our compensation program includes Clawback Policies. One of our policies provides that in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company shall, to the extent permitted by governing law, pursue reimbursement of any performance-based compensation paid to an executive officer, including the Named Executive Officers, to the extent such payments and grants were made to the Named Executive Officer during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on the erroneous data, provided that the Compensation Committee or determine that the amount of any such performance-based compensation actually paid or awarded to the Named Executive Officer would have been a lower amount had it been calculated based on such restated financial statements. In addition, we have adopted a second clawback policy, whereby we are required to recover incentive-based compensation erroneously awarded to an executive officer during the three completed fiscal years preceding an accounting restatement, with the amount required to be recovered generally calculated as the difference between what was paid to the executive officer and what the executive officer would have received based on the restated amounts.

Components of Executive Compensation

Overview. Our compensation program consists of five main components: base salary, annual incentives, long-term incentive/equity, broad-based welfare and retirement benefit plans and perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2025 decision process as it relates to the Named Executive Officers.

Base Salary. We provide a base salary for Named Executive Officers commensurate with the services provided to the Company. We believe that a portion of total direct compensation should be provided in a form that is fixed and liquid. In determining the base salary of executive officers for 2025, the Compensation Committee reviewed, among other things, third-party surveys of peer institutions, the historical compensation of those officers under review, any increased level of responsibility and performance measures of Waterstone Financial and its subsidiaries. Base salaries for Named Executive Officers other than the Chief Executive Officer are determined based upon recommendations made by the Chief Executive Officer. Base salary for the Chief Executive Officer is determined by the Compensation Committee.

Name and Principal Position	2025 ($)	2024 ($)	Change ($)	Change (%)
William F. Bruss	439,035	426,250	12,785	3.0
President and Chief Executive Officer of Waterstone Financial and WaterStone Bank (1)
Mark R. Gerke	300,760	292,000	8,760	3.0
Chief Financial Officer of Waterstone Financial and WaterStone Bank
Julie A. Glynn	276,455	268,400	8,055	3.0
Chief Retail Officer of WaterStone Bank
Ryan J. Gordon	264,555	256,850	7,705	3.0
Chief Credit Officer of WaterStone Bank
Jeffrey R. McGuiness	463,500	450,000	13,500	3.0
Chief Executive Officer and President of Waterstone Mortgage Corporation

Annual Incentive Plan. We maintain an Annual Incentive Plan which provides Named Executive Officers of WaterStone Bank with annual cash incentive opportunities for annual performance. The ability to earn any award is primarily contingent on the Company achieving consolidated financial-based metrics. These metrics are measured against actual results or actual results compared to our annual budget. The objective of our Annual Incentive Plan is to motivate and reward executives for achieving or exceeding annual financial, strategic and operational goals that we believe will help us maintain long-term profitable growth, maintain asset quality and support value creation for shareholders. The Chief Executive Officer of Waterstone Mortgage Corporation did not participate in the Annual Incentive Plan during the year ended December 31, 2025. Mr. McGuiness participated in a cash-based annual incentive plan as set forth in his employment agreement.

Incentive awards are calculated based upon the Company’s performance in one of three or four weighted financial-based measures along with a potential discretionary portion contingent upon achievement of strategic or operational non-financial objectives. With respect to the financial-based measures, performance was measured against the Board-approved 2025 budget. To receive any award under the Annual Incentive Plan, the Named Executive Officer must be actively employed on the day the award is made.

Performance Measures

In designing the Annual Incentive Program, the Compensation Committee emphasized the Company’s goals of maintaining profitability and enhancing our franchise value through growth of our commercial loan portfolio and core deposits. The Compensation Committee determined that to encourage these goals, the Annual Incentive Plan would include the following performance measures:

Performance Measure	Evaluated Against	Rationale
Community Banking Segment Pre-Tax Income	Budget	Focuses management on achieving budgeted pre-tax income.
Mortgage Banking Segment Pre-Tax Income	Budget	Focuses management on achieving budgeted pre-tax income.
Asset Quality	Budget and Peers	Focuses management on maintaining high quality, while pursuing loan growth.
Commercial Loan Growth	Budget	Focuses management on enhancing franchise value through growth of the Commercial Real Estate and Commercial and Industrial segments of the loan portfolio.
Core Deposit Growth	Budget	Focuses management on less costly deposits and growth of business and retail checking and savings accounts, which will help to improve net interest margin.
Expense Management	Budget and Peers	Focuses management on balancing a peer-leading non-interest expense to total asset ratio with the need for continued growth.
Individual Performance	N/A	Contingent on individual achievement of strategic or operational non-financial objectives.

Target Annual Incentive Opportunities

Target annual incentive awards are defined at the beginning of the year in consideration of market data, each NEOs total compensation package and the Company’s budgetary considerations. The following table sets forth information concerning Annual Incentive Plan opportunities for 2025:

		Target
Name	Threshold ($)	Amount ($)	% of Annual Base Salary	Maximum ($)
William F. Bruss	109,759	175,615	40.0%	241,471
Mark R. Gerke	75,190	120,304	40.0%	165,418
Julie A. Glynn	69,114	103,671	37.5%	138,228
Ryan J. Gordon	66,139	99,208	37.5%	132,278

Performance Measures

Each NEO had pre-defined performance objectives based upon measurable performance of our Company. In addition, each NEO had the opportunity to earn incentive award based upon individual performance.

The weights of the performance objectives for each NEO for 2025 are summarized in the following table:

Name	Community Banking Pre-Tax Income	Mortgage Banking Pre-Tax Income	Asset Quality	Commercial Loan Growth	Core Deposit Growth	Expense Management	Individual Performance
William F. Bruss	30%	10%	10%	15%	15%	10%	10%
Mark R. Gerke	30%	10%	10%	15%	15%	10%	10%
Julie A. Glynn	30%	-%	10%	15%	25%	10%	10%
Ryan J. Gordon	30%	10%	10%	15%	15%	10%	10%

The opportunity to earn incentive award based upon individual performance is rooted in each individual’s contribution to the achievement of a variety of tactical and strategic Company goals. While not limited to the following items, the Committee considers each individuals contribution relative to:

●	Pursuing strategic growth initiatives
●	Maintaining an effective system of internal controls over financial reporting
●	Staff attraction, retention and development
●	Achieving strong ratings from regulatory agencies

Performance Results and Payouts

The Committee determines the final amount of each participant’s award based upon the attainment of the applicable performance goals. Each element of the annual cash incentive award is independent of the other. Accordingly, the Named Executive Officer may achieve certain performance goals, and, at the same time, fail to achieve others. In that case, the Named Executive Officer would be entitled to receive the award for the performance goal achieved, but not an award for a performance goal for which the threshold performance was not achieved. 2025 performance goals and actual performance were as follows:

2025 Performance Measure	Threshold	Target	Maximum	Actual	Achievement as a % of Target
Community Banking Segment Pre-Tax Income	$ 22,000	$ 25,200	$ 28,000	$ 31,429	124.7%
Mortgage Banking Segment Pre-Tax Income	1,600	3,200	8,000	2,016	63.0%
Asset Quality	0.45%	0.30%	0.15%	0.23%	128.5%
Commercial Loan Growth (in thousands)	15,000	30,000	45,000	49,649	165.5%
Core Deposit Growth (in thousands)	2,500	10,000	15,000	35,573	355.7%
Expense Management	1.60%	1.49%	1.30%	1.43%	104.2%

Based upon the above financial performance measures and the Compensation Committee’s discretion with respect to individual performance, the 2025 annual cash incentive payments were awarded as follows relative to the 2025 target value:

Name	2025 Annual Incentive Payment ($)	% of 2025 Target Annual Incentive
William F. Bruss	214,596	122.2%
Mark R. Gerke	147,007	122.2%
Julie A. Glynn	130,510	125.9%
Ryan J. Gordon	122,089	123.1%

Annual Incentive Plan – Waterstone Mortgage Corporation. We maintain an Annual Incentive Plan which provides executive officers of Waterstone Mortgage Corporation with annual cash incentive opportunities for annual performance. The ability to earn any award is primarily contingent on the Company achieving financial-based metrics relative to the mortgage banking operation segment. These metrics are measured against actual results compared to our annual budget. The objective of our Annual Incentive Plan is to motivate and reward executives for achieving or exceeding annual financial, strategic and operational goals that we believe will help us maintain long-term profitable growth, maintain asset quality and support value creation for shareholders. Incentive awards are calculated based upon the Waterstone Mortgage Corporation’s performance relative to pre-tax income, including adjustments for a number of non-operating expense and/or non-recurring revenue and expense items. Performance was measured against the Board-approved 2025 budget. To receive any award under the Annual Incentive Plan, the Named Executive Officer must be actively employed on the day the award is made.

Performance Measure	Evaluated Against	Rationale
Annual pre-tax income of the mortgage banking segment in excess of preferred return for WaterStone Bank (the parent company)	Actual	Focuses management on achieving current year profitability.

Target Annual Incentive Opportunities

Target annual incentive awards are defined at the beginning of the year in consideration of market data, Mr. McGuiness’ total compensation package and the Company’s budgetary considerations. The following table sets forth information concerning Annual Incentive Plan opportunities for 2025:

Name	Incentive Opportunity
Jeffrey R. McGuiness	Incentive calculated as 4.0% of actual pre-tax earnings of the mortgage banking segment in excess of a $2.5 million preferred return for WaterStone Bank (the parent company)

Performance Results and Payouts

The Compensation Committee determines the final amount of each participant’s award based upon the attainment of the applicable performance goal. As a result of Waterstone Mortgage Corporation’s performance relative to the target metric, Mr. McGuiness did not receive an incentive payment for the year ended December, 31 2025.

Equity-Based Compensation. The overall objective for our equity-based compensation is to provide an equitable and competitive means to reward our officers for their contributions to our long-range success. Our goal is to meet the following objectives:

●	Align the interests of our officers with the interests of shareholders by linking the long-term value of the compensation to shareholder returns.

●	Link each participant’s compensation to our long-term success through the appreciation of the stock price.

●	Retention through longer vesting schedules and enhanced shareholder value due to the value of grants being tied to the trading price of our common stock.

All equity awards granted to the Named Executive Officers of Waterstone Financial are at the discretion of the Compensation Committee. The Compensation Committee considers the position of the Named Executive Officer, the officer’s level of influence and the corresponding ability to contribute toward the success of Waterstone Financial, and individual and corporate performance as well as the level of equity awards granted to individuals with similar positions at similar companies.

In prior years, we have utilized restricted stock as our primary long-term incentive tool to retain and motivate our key employees. We believe this is the preferred practice to reward them for, and to motivate them toward, superior performance.

In the event of an involuntary termination of employment following a change in control, the unvested equity incentive awards held by each recipient will vest automatically.

Long-Term Performance-Based Equity Compensation Plan. The Company maintains a Long-Term Performance-Based Equity Compensation Plan, which provides Named Executive Officers with annual awards of restricted stock. In order to become vested in their restricted stock, our executive officers will need to be employed throughout a three-year performance period, which satisfies a retention goal, and the Company must meet certain pre-determined financial performance goals.  The Compensation Committee believes it is important for the restricted stock, which is intended to be a long-term incentive, to focus our executive officers on, and reward them for, the achievement of multi-year performance objectives.  The performance goals will be set at a target performance level.  If the Company meets the target performance level, the executive officers would be vested in the number of shares designated as the “target award.”  Performance levels would also be set at a maximum level to provide an incentive for superior performance, and at a threshold level, below which no shares would be earned.  Depending on the Company’s performance relative to the performance goals, the executive officers could earn between 0% and 150% of the target award.

Performance Measures

In designing the Long-Term Performance-Based Equity Plan, the Compensation Committee emphasized the Company’s goal of maintaining a high level of profitability as we strategically deploy our excess capital. The Compensation Committee determined that to encourage these goals, the Annual Incentive Plan would include the following performance measure:

Performance Measure	Evaluated Against	Rationale
Return on Average Assets (Over three fiscal years)	Budget	Focuses management on achieving a level of return that continues to exceed that of our peer group.

Target Long-Term Performance-Based Equity Award Opportunity

Target equity awards are defined at the beginning of the year in consideration of, market data, each NEOs total compensation package and the Company’s budgetary considerations. The following table sets forth information concerning Target Long-Term Performance-Based Equity Award opportunities for 2025:

		Target
Name	Threshold ($)	($)	% of Annual Base Salary	Maximum ($)
William F. Bruss	21,952	43,904	10%	65,848
Mark R. Gerke	15,038	30,076	10%	45,108
Julie A. Glynn	13,823	27,646	10%	41,464
Ryan J. Gordon	13,228	26,456	10%	39,677

During 2025, our Compensation Committee awarded grants of 5,078 shares to Mr. Bruss, 3,479 shares to Mr. Gerke, 3,197 shares to Ms. Glynn and 3,060 shares to Mr. R. Gordon. The number of shares granted is based upon the assumption of achievement at a “maximum” performance level. The actual number of shares that may ultimately vest for each NEO will be based upon achievement level relative to the Company’s return on average assets for the three-year performance period of 2024 to 2026. In addition, each NEO will need to be employed through the duration of that same three-year performance period. In the event of an involuntary termination of employment following a change in control, the unvested equity incentive awards held by each recipient will vest automatically.

Performance Results and Payouts – 2023 Long-Term Performance-Based Equity Compensation Plan

The Committee determines the final amount of each participant’s award based upon the attainment of the applicable performance goal. Actual performance was as follows:

Performance Measure	Threshold	Target	Maximum	Actual	Achievement as a % of Target
Consolidated Return on Average Assets for the fiscal years 2023, 2024 and 2025)	0.90%	1.15%	1.45%	0.82%	71.30%

Based upon the above financial performance measure, no shares were awarded under the 2023 Long-Term Performance-based Equity Compensation Plan, as the threshold was not met.

Broad-Based Welfare and Retirement Benefit Plans. The purpose of welfare and retirement benefit plans are to ensure our compensation packages are competitive and to provide an opportunity for retirement savings. We maintain a number of broad-based welfare benefit plans that are available to our employees, including Named Executive Officers. We provide group medical, dental and vision insurance coverage plans to employees, with employees being responsible for a portion of the premiums.

We also offer our employees, including Named Executive Officers, participation in tax-qualified defined contribution retirement plans.

WaterStone Bank Employee Stock Ownership Plan (ESOP). The ESOP is a tax-qualified defined contribution retirement plan that benefits all eligible WaterStone Bank employees proportionately. The ESOP is not separately considered in the review and evaluation of annual executive compensation. ESOP allocations are made annually as of December 31 to all eligible WaterStone Bank employees. An employee must complete a full year of service and be employed by us on December 31 in order to receive an annual allocation each year. A trustee holds the shares purchased by the ESOP in an unallocated suspense account. Shares are released from the suspense account on a pro-rata basis as the ESOP repays the loan. The trustee allocates the shares released among participants on the basis of the participant’s proportional share of compensation relative to all participants. In the event of a plan termination, all allocated benefits become fully vested immediately, any outstanding loan will be repaid from shares in the unallocated suspense account and the amounts remaining in the suspense account will be allocated to participant accounts proportionally. Dividends paid with respect to shares of Waterstone Financial, Inc. stock in the unallocated suspense account may be used to repay the ESOP loan. To the extent the dividends exceeded the annual loan payment, the remaining dividend amount would cause additional shares to be allocated to participants or may be credited proportionately to participant accounts.

WaterStone Bank 401(k) Plan. WaterStone Bank maintains the WaterStone Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all WaterStone Bank employees, who have satisfied the 401(k) Plan’s eligibility requirements, including Named Executive Officers. All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or follows the date the employee attains age 18. A participant may contribute up to 90% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. A participant is 100% vested in his or her salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that WaterStone Bank will make matching contributions on 20% of the first 5% of the participant’s compensation that is contributed to the 401(k) Plan.

Waterstone Mortgage 401(k) Plan. Waterstone Mortgage Corporation maintains the Waterstone Mortgage 401(k) Plan, a tax-qualified defined contribution retirement plan, for all Waterstone Mortgage Corporation employees, including Named Executive Officers, who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or follows the date the employee attains age 21 and completes 60 days of service. A participant may contribute up to 100% of his or her eligible compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. A participant is 100% vested in his or her salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that Waterstone Mortgage Corporation will make matching contributions on 50% of the first 6% of the participant’s compensation that is contributed to the 401(k) Plan.

Perquisites. Perquisites comprise a small portion of our total compensation package. The main perquisites we provide are use of a company-owned vehicle or an automobile allowance for selected officers. Although these perquisites may involve personal use, we believe that they are reasonable and consistent with the overall compensation program to assist with attracting and retaining executive officers.

Executive Agreements. WaterStone Bank has entered into an executive employment agreements with Mr. McGuiness. For descriptions of the executive employment agreements, see the “Employment Agreements” section following the “Summary Compensation Table.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee:

Patrick S. Lawton (Chair)

Stephen J. Schmidt

Derek L. Tyus

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our principal executive officer, principal financial officer and the four other most highly compensated executive officers of the Company (“Named Executive Officers”) is described above in general and is shown in detail in the Executive Compensation and Compensation Discussion and Analysis sections. Shareholders are urged to read the Executive Compensation and Compensation Discussion and Analysis sections of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the compensation paid to the “Named Executive Officers,” as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to Item 402 Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the 2025 compensation tables and narrative discussion is hereby approved.

We will hold annual say-on-pay votes until the next shareholders vote regarding the frequency of say-on-pay votes, which is occurring at the 2026 annual meeting of shareholders.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the board of directors. Although non-binding, the board of directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The board of directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The board of directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 3.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table shows the compensation of our Named Executive Officers, including William F. Bruss, our principal executive officer, Mark R. Gerke, our principal financial officer, and the three other highest paid executive officers who received total compensation of more than $100,000 during the year ended December 31, 2025. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “Options Awards” columns have been omitted since a Named Executive Officer did not earn any compensation during the listed years of a type required to be disclosed in this column during the years listed.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
William F. Bruss	2025	439,035	—	65,848	214,596	65,677	785,156
President, Chief Executive Officer (2024) Chief Operating Officer and General Counsel (2022-2023)	2024	426,250	—	63,932	167,514	56,887	714,583
of Waterstone Financial and WaterStone Bank	2023	387,500	40,000	58,121	140,738	68,232	654,591
Mark R. Gerke	2025	300,760	—	45,108	147,007	68,333	561,208
Chief Financial Officer of Waterstone Financial and	2024	292,000	—	43,801	105,970	57,711	499,482
WaterStone Bank	2023	265,000	30,000	39,826	89,207	63,067	457,100
Julie A. Glynn	2025	276,455	—	41,464	130,510	60,200	508,629
Senior Vice President and Director of Retail of	2024	268,400	—	40,250	88,888	52,396	449,934
WaterStone Bank	2023	244,000	29,000	36,590	81,983	58,030	420,603
Ryan J. Gordon	2025	264,555	—	39,677	122,089	68,687	495,008
Senior Vice President and Chief Credit Officer of	2024	256,850	—	38,525	93,214	58,028	446,617
WaterStone Bank	2023	235,500	28,000	35,020	78,455	62,711	409,686
Jeffrey R. McGuiness	2025	463,500	—	—	33,280	8,750	505,530
President of Waterstone Mortgage Corporation	2024	450,000	—	60,300	33,280	33,687	577,267
	2023	450,000	—	135,009	—	11,214	461,214

(1)

Reflects the aggregate grant-date fair value of the stock awards granted during the years shown as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are included in the "Stock Based Compensation" footnote to Waterstone Financial's audited financial statements for the years ended December 31, 2025, 2024, and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission.

(2)	A detailed breakdown of “All Other Compensation” for 2025 is provided in the table below.

All Other Compensation

Name and Principal Position	401(k) Match ($)	Employee Stock Ownership Plan ($)	Automobile Expense Allowance ($)(1)	Dividends on Vested Restricted Shares ($)	Total ($)
William F. Bruss	876	52,811	11,990	—	65,677
Mark R. Gerke	3,537	52,811	11,985	—	68,333
Julie A. Glynn	3,492	52,811	3,897	—	60,200
Ryan J. Gordon	3,535	52,811	12,341	—	68,687
Jeffrey R. McGuiness	8,750	—	—	—	8,750

(1)	In lieu of an automobile allowance, Mr. McGuiness received compensation for travel expenses to/from Milwaukee, Wisconsin.

CEO Pay Ratio Disclosure

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation for our median employee to the annual total compensation of Mr. Bruss, our Chief Executive Officer during the fiscal year ending December 31, 2025. For 2025, our last completed year:

●	The annual total compensation of our median employee, other than our Chief Executive Officer, was $71,809; and
●	The annual total compensation of Mr. Bruss, our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this proxy statement was $785,156.

Based on this information, for 2025 the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 10.9 to 1.

We completed the following steps to identify the median employee:

●	As of December 31, 2025, our employee population consisted of approximately 600 employees, including any full-time, part-time, temporary, or seasonal employees employed on that date.
●

To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2025.  In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2025, but did not work for us the entire year.  No full-time equivalent adjustments were made for part-time employees.

●	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

The required CEO pay ratio information reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from the Company’s, is likely not comparable to the Company’s SEC-required CEO pay ratio.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer ("PEO") and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	PEO		Average Non-PEO NEOs		Value of Initial Fixed $100 Investment (4)
Year	Summary Compensation Table Total (1)	Compensation Actually Paid (1,2,3)	Summary Compensation Table Total (1)	Compensation Actually Paid (1,2,3)	TSR	Peer TSR ($)	Net Income ($ Thousands)	Return on Average Assets (5)
2025	$785,156	$790,701	$517,594	$530,202	$128.77	$132.57	$26,402	1.19%
2024	714,583	673,173	493,325	479,591	99.12	132.60	18,688	0.84%
2023	1,556,285	1,391,309	480,739	433,348	86.90	96.65	9,375	0.44%
2022	1,341,589	1,219,309	464,910	423,514	84.24	97.52	19,487	0.96%
2021	1,597,355	1,559,400	595,628	598,819	123.92	124.06	70,791	3.20%

1.

William F. Bruss was our PEO for 2025 and 2024, while Douglas S. Gordon was our PEO for 2023, 2022 and 2021. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2021	2022	2023	2024	2025
William F. Bruss	William F. Bruss	William F. Bruss	Mark R. Gerke	Mark R. Gerke
Mark R. Gerke	Mark R. Gerke	Mark R. Gerke	Ryan J. Gordon	Ryan J. Gordon
Julie A. Glynn	Julie A. Glynn	Ryan J. Gordon	Julie A. Glynn	Julie A. Glynn
Jeffrey R. McGuiness	Jeffrey R. McGuiness	Julie A. Glynn	Jeffrey R. McGuiness	Jeffrey R. McGuiness
Jeffrey R. McGuiness

2.

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Compensation for PEO	2025	2024	2023
Total compensation as reported in the Summary Compensation Table (SCT)	$785,156	$714,583	$1,556,285
Exclusion of change in in pension value	—	—	—
Exclusion of stock awards granted during the year	(65,848)	(63,932)	(131,236)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	—	—	—
Fair value of equity compensation granted in current year that remained unvested as of the last day of the year—value at end of year-end	71,393	22,522	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	—	—	(33,740)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	—	—	—
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current year determined at end of prior fiscal year	—	—	—
Compensation Actually Paid to CEO	$790,701	$673,173	$1,391,309

Compensation for Non-PEO NEOs	2025	2024	2023
Total compensation as reported in the Summary Compensation Table (SCT)	$517,594	$493,325	$480,739
Exclusion of change in in pension value	—	—	—
Exclusion of stock awards granted during the year	(31,562)	(45,719)	(33,911)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	—	—	—
Fair value of equity compensation granted in current year that remained unvested as of the last day of the year—value at end of year-end	24,874	10,795	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	4,975	4,740	(9,144)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	14,321	16,450	(4,336)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current year determined at end of prior fiscal year	—	—	—
Compensation Actually Paid to Non-PEO NEOs	$530,202	$479,591	$433,348

4.

The Peer Total Shareholder Return (“TSR”) set forth in this table represents the cumulative TSR of the KBW NASDAQ Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the KBW NASDAQ Bank Index, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the peer group.

5.

We determined Return on Average Assets to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. This performance measure may not have been the most important financial performance measure for years 2024 and 2023 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between Compensation Actually Paid and Certain Financial Performance Measures

The following graph compares compensation actually paid (“CAP”) to our PEO and the average compensation actually paid to our other NEOs to (i) our cumulative total shareholder return (“TSR”), and (ii) KBW NASDAQ Bank Index for the fiscal years ended December 31 2021, 2022, 2023, 2024 and 2025.

The following graph compares compensation actually paid (“CAP”) to our PEO and the average compensation actually paid to our other NEOs to the Company’s net income for the fiscal years ended December 31 2021, 2022, 2023, 2024, and 2025.

The following graph compares compensation actually paid (“CAP”) to our PEO and the average compensation actually paid to our other NEOs to the Company’s return on average assets for the fiscal years ended December 31 2021, 2022,  2023, 2024 and 2025.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion & Analysis,” our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s Named Executive Officers for the most recently completed fiscal year to the Company’s performance are:

•	Return on Average Assets;
•	Earnings Per Share; and
•	Total Shareholder Return.

Analysis of the Information Presented in the Pay versus Performance Table

While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between compensation actually paid and cumulative total shareholder return, net income and return on average assets.

Employment Agreements

Employment Agreement with Jeffrey R. McGuiness. Effective as of April 24, 2024, Waterstone Mortgage Corporation entered into an employment agreement with its President and Chief Executive Officer, Jeffrey McGuiness. The agreement has an initial term continuing through December 31, 2026.  Under the agreement, Mr. McGuiness is entitled to a base salary in 2025 of $463,500 and participation in Company-wide group health/medical, vision and dental insurance plans and the Waterstone Mortgage Corporation 401(k) Plan. Mr. McGuiness is also entitled to annual cash-based performance bonus compensation beginning in 2024. Mr. McGuiness was granted 30,000 stock options in April of 2024 which shall vest in equal installments of 10,000 Stock Options on December 31 of each year of the Term.

Mr. McGuiness may terminate his employment for “good reason,” which includes any material breach of the agreement by Waterstone Mortgage Corporation, including the failure, without “good cause” (as defined in the agreement), to pay the amounts due under the agreement on a timely basis. In the event the agreement is terminated for good reason or in the event Waterstone Mortgage Corporation terminates Mr. McGuiness’s employment for any reason other than “good cause,” Mr. McGuiness will be entitled to receive his earned but unpaid base salary as of the date of his termination with the Company, the vested benefits, if any, to which he is entitled as a former employee under the employee benefit plans and a payment equal to one year’s base salary, subject to the terms of the agreement and shall accelerate or cause to be accelerated the vesting of the restricted stock award. In the event of Mr. McGuiness’s death during the term of the agreement, the agreement will terminate with no payment of severance compensation to Mr. McGuiness’s estate. Similarly, in the event of his termination by the Company for good cause, Mr. McGuiness will not be entitled to any severance compensation.

In the event of Mr. McGuiness’s termination of employment, the agreement contains provisions which prevent him from soliciting business from customers of Waterstone Mortgage Corporation, withdrawing any customers’ business, hiring any employees, consultants or personnel of Waterstone Mortgage Corporation, disclosing confidential information with Waterstone Mortgage Corporation for two years following termination of employment.

Grants of Plan-Based Awards

The following table sets forth for the year ended December 31, 2025 certain information as to grants of plan-based cash awards.

GRANTS OF PLAN-BASED NON-EQUITY AWARDS FOR THE YEAR ENDED DECEMBER 31, 2025
		Estimated Future Payments Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
William F. Bruss (1)	2/28/2025	109,759	175,615	241,471
Mark R. Gerke (1)	2/28/2025	75,190	120,304	165,418
Julie A. Glynn (1)	2/28/2025	69,114	103,671	138,228
Ryan J. Gordon (1)	2/28/2025	66,139	99,208	132,278

(1)	See “Compensation Discussion and Analysis – Annual Incentive Plan” for actual awards made under the 2025 Annual Incentive Plan.
(2)	See “Compensation Discussion and Analysis – Annual Incentive Plan – Waterstone Mortgage Corporation” for actual awards made under the 2025 Annual Incentive Plan.

The following table sets forth for the year ended December 31, 2025 certain information as to grants of plan-based equity awards.

GRANTS OF PLAN-BASED EQUITY AWARDS FOR THE YEAR ENDED DECEMBER 31, 2025
		Estimated Future Payments Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)
William F. Bruss (1)	2/28/2025	1,560	3,120	4,681	65,848
Mark R. Gerke (1)	2/28/2025	1,069	2,138	3,206	45,108
Julie A. Glynn (1)	2/28/2025	982	1,965	2,947	41,464
Ryan J. Gordon (1)	2/28/2025	940	1,880	2,820	39,677

(1)	See “Compensation Discussion and Analysis – 2025 Long-Term Performance Based Equity Compensation Plan” for details regarding performance and time-based vesting requirements related to these awards.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2025. Grants were made under our 2015 and 2020 Equity Incentive Plans.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William F. Bruss	—	—		—	—	3,628	(2)	39,016
	—	—		—	—	5,078	(3)	48,760
	—	—		—	—	5,078	(4)	68,248
Mark R. Gerke	10,000	—		14.98	6/21/2026	2,486	(2)	26,719
	—	—		—	—	3,479	(3)	33,412
	—	—		—	—	3,479	(4)	46,758
Julie A. Glynn	20,000	—		17.35	3/20/2028	2,284	(2)	24,582
	—	—		—	—	3,197	(3)	30,697
	—	—		—	—	3,197	(4)	42,968
Ryan J. Gordon	10,000	—		17.20	1/24/2028	2,186	(2)	23,507
	—	—		—	—	3,060	(3)	29,380
						3,060	(4)	41,126
Douglas S. Gordon	—	—		—	—	8,192	(3)	90,787
Jeffrey R. McGuiness	20,000	10,000	(5)	11.55	4/23/2034	—		—

(1)	Based on the $13.44 per share closing price of our common stock on December 31, 2025.
(2)	Consists of restricted shares awarded on February 21, 2023. The restricted shares vest on February 21, 2026.
(3)	Consists of restricted shares awarded on February 27, 2024. The restricted shares vest on February 27, 2027.
(4)	Consists of restricted shares awarded on February 28, 2025. The restricted shares vest on February 28, 2028.
(5)	Consists of stock options awarded on April 23, 2024. The options vest in increments of 33.3% each beginning December 31, 2024 and subsequently on December 31, 2025 and 2026.

Option Exercises and Stock Vested. During the year ended December 31, 2025, Mr. Gerke exercised 5,000 stock options on February 28, 2025.  The stock options had a strike price of $12.75. Based on the $14.07 per share closing price on February 28, 2025, the value of the exercised awards was $6,600.

Potential Payments Upon Termination or Change in Control

The following table sets forth estimates of the amounts that would become payable to our Named Executive Officers, under employment agreements and/or equity award agreements in the event of their termination of employment on December 31, 2025, under designated circumstances. The table does not include vested or accrued benefits under any tax-qualified benefit plans that do not discriminate in scope, terms or operation in favor of executive officers or equity awards or other benefits in which the executive is vested without regard to the change in control. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If a Named Executive Officer is terminated for “cause” as defined in the applicable agreement or award, we have no contractual payment or other obligations under the agreement.

	Mr. Bruss		Mr. Gerke		Ms. Glynn		Mr. R. Gordon		Mr. McGuiness

Discharge Without Cause or Resignation With Good Reason — no Change in Control
Severance payment	$—		$—		$—		$—		$463,500	(3)
Medical, dental and life insurance benefits	—		—		—		—		—
Acceleration of vesting of stock options	—		—		—		—		50,000	(1)
Acceleration of vesting of restricted stock	—		—		—		—		—
Total	$—		$—		$—		$—		$513,500

Discharge Without Cause or Resignation With Good Reason — Change in Control Related
Severance payment (lump sum)	$—		$—		$—		$—		$463,500	(3)
Medical, dental and life insurance benefits	—		—		—		—		—
Acceleration of vesting of stock options	—		—		—		—		50,000	(1)
Acceleration of vesting of restricted stock	235,325	(1)	161,226	(1)	148,163	(1)	141,800	(1)	—
Total	$235,325		$161,226		$148,163		$141,800		$513,500

Disability
Severance/disability payment	$—		$—		$—		$—		$—
Acceleration of vesting of stock option	—		—		—		—		50,000	(1)
Acceleration of vesting of restricted stock	66,392	(2)	45,494	(2)	41,797	(2)	40,004	(2)	—
Total	$66,392		$45,494		$41,797		$40,004		$50,000

Death
Salary continuation payment	$—		$—		$—		$—		$—
Medical, dental and life insurance benefits	—		—		—		—		—
Acceleration of vesting of stock options	—		—		—		—		50,000	(1)
Acceleration of vesting of restricted stock	66,392	(2)	45,494	(2)	41,797	(2)	40,004	(2)	—
Total	$66,392		$45,494		$41,797		$40,004		$50,000

(1)	Value is based on the closing price of $16.55 on December 31, 2025 of Waterstone Financial common stock and a strike price of 11.55.
(2)

Value is based on the closing price of $16.55 on December 31, 2025 of Waterstone Financial common stock, including dividends declared to date with respect to those shares. The number of shares assumed to have vested is based upon Company performance relative to target and/or months of service provided by the employee relative to the time-based vesting requirement.

(3)

For Mr. McGuiness, the severance payment under his employment agreement is equal to one year’s base salary to which he is entitled under his employment agreement over the remaining term of the agreement.

Director Compensation

Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2025. Compensation includes an annual retainer as well as chairmanship and committee fees.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2025
Director Name	Board Retainer and Meeting Fees earned or paid in cash ($)	Board Committee Fees earned or paid in cash ($)	Stock Awards ($) (1)	Total ($)
Ellen S. Bartel	64,000	11,000	—	75,000
Nominating Committee Co-chairman
Michael L. Hansen (2)	64,000	24,500	—	88,500
Douglas S. Gordon	128,000	72,000	—	200,000
Patrick S. Lawton	64,000	33,500	—	97,500
Chairman of the Board
Molly Mulroy (4)	12,000	5,500	120,018	137,518
Laura Piotrowski (4)	12,000	5,500	120,018	137,518
Kristine A. Rappe (3)	32,000	5,500	—	37,500
Stephen J. Schmidt	64,000	11,000	—	75,000
Nominating Committee Co-chairman
Derek Tyus	64,000	11,000	—	75,000

(1)	Reflects the aggregate grant-date fair value of the stock and option awards granted during the years shown as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are included in the "Stock Based Compensation" footnote to Waterstone Financial's audited financial statements for the years ended December 31, 2025, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission.
(2)	Mr. Hansen retired effective December 31, 2025.
(3)	Ms. Rappe declined to stand for re-election. Her final day of Board service was May 20, 2025.
(4)	Ms. Piotrowski and Ms. Mulroy were elected to serve on the Board on July 8, 2025.

As of December 31, 2025, Messrs. Tyus and Gordon had 1,288 and 30,000 unvested shares of restricted stock. Mses. Mulroy and Piotrowski each had 8,799 unvested shares of restricted stock.

DELINQUENT SECTION 16(a) REPORTS

Under the federal securities laws, Waterstone Financial directors, its officers and any person holding more than 10% of the common stock are required to report their initial ownership of the common stock and any change in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. We believe that all of our directors and executive officers complied with these filing requirements on a timely basis for the year ended December 31, 2025.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was an officer or employee of Waterstone Financial, WaterStone Bank or any subsidiary, nor did any of them have any other reportable interlock.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

WaterStone Bank has had, and expects to continue to have, regular business dealings with its officers and directors, as well as their associates and the firms which they serve. Our historical policy has been that transactions with our directors and executive officers be on terms that are no more beneficial to the director or executive officer than we would provide to unaffiliated third parties. Under our policies and procedures, all of our transactions with officers and directors require review, approval or ratification by the board of directors. Directors and executive officers, and their associates, regularly deposit funds with WaterStone Bank. The deposits are made on the same terms and conditions which are offered to other depositors.

Except for loans to directors made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to WaterStone Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, since January 1, 2025, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.

PROPOSAL 4 – ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON “SAY ON PAY” ADVISORY VOTES

We are providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal 4. above) this year and will do so at least once every three years thereafter. We are also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. We will submit to stockholders the question of the frequency of advisory votes on executive compensation at least once every six years.

After careful consideration, the board of directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the board of directors upon a recommendation from the compensation committee and the belief that investor sentiment should be a factor taken into consideration by the compensation committee in making its annual recommendation.

Although the board of directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the board of directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the board of directors, the board of directors and the compensation committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.

The board of directors unanimously recommends that you vote “FOR” the One Year option.

HUMAN CAPITAL RESOURCES

We believe in the value of teamwork and the power of diversity. We expect and encourage participation and collaboration, and understand that we need each other to be successful. We value accountability because it is essential to our success, and we accept our responsibility to hold ourselves accountable for meeting shareholder commitments and achieving high standards of performance. We encourage employees to contribute to their personal best while respecting the balance between work and personal life. To empower employees to reach their potential, we provide training and developmental programs, including traditional classroom training and coaching and experiential learning through initiatives beyond the scope of our employees’ everyday responsibilities.

The Company’s compensation programs are designed to align the compensation of each employee with Company and individual performance and provide the proper incentives to attract, retain and motivate employees to achieve high standards of performance.

Competitive Pay

•	We provide employee wages that are competitive and consistent with employee positions, skill level, experience, knowledge and geographic location.
•	We engage outside compensation and benefits consulting firms to provide benchmarking against our peers within the industry.
•	Annual increases and incentive compensation are based upon merit, which is communicated to employees and documented through our talent management process as part of our annual review procedures.
•

We align our employees interests and with that of shareholders through participation in our Employee Stock Ownership Plan, which is available to all Bank employees, upon reaching eligibility requirements.

Benefits

In addition to competitive pay, employees are offered a variety of competitive benefits including, but not limited to:

•	Comprehensive medical, dental and vision programs.
•

An employee assistance program, which offers ways to better balance work and personal commitments and reduce stress, including legal and financial services, child and elder care and nutrition and fitness.

•	Training and development programs.
•	Tuition reimbursement, which enables employees to further their formal education.
•	Flexible and remote work options, which encourages employees to structure their schedules to best suit their personal situation.
•	Short- and long-term disability salary continuation for medical disabilities.

SOCIAL AND ENVIRONMENTAL COMMITMENT

Management and the Board of Directors of Waterstone Financial, Inc. recognize that environmental and social matters impact WaterSone Bank’s business, employees, customers, and stockholders. To that end, management continues to make a commitment to environmental and social initiatives.

Social Commitment

•	WaterStone Bank employees volunteered over 1,490 hours for community organizations in 2025.
•	Bank employees have leadership roles with over 35 community organizations.
•	The WaterStone Bank Foundation awarded more than $830,000 in grants to more than 280 community organizations during 2025.

Environmental Awareness

We appreciate the communities we serve and share in the responsibility of minimizing environmental impacts that may be caused by the provision of our services. Our efforts in this regard include:

•	Employing a low carbon business model seeks to promote responsibility to all stakeholders.
•	Installing energy-efficient lighting and appliances in its premises.
•	Committing to a hybrid work environment, resulting in reduced fuel consumption.
•	Recycling paper, plastic, glass, and metal.
•	Committing to produce printed materials with recycled paper.
•	Committing to reduce consumption, including the utilization of electronic documents to reduce paper usage.
•	Adopting technology that can reduce our carbon footprint, such as providing direct and remote deposit capabilities and promoting e-statement enrollment to decrease paper and ink use.

SHAREHOLDER PROPOSALS AND NOTICES

Shareholder proposals must be received by the Secretary of Waterstone Financial, William F. Bruss, no later than December 11, 2026 in order to be considered for inclusion in next year’s annual meeting proxy materials pursuant to Securities and Exchange Commission Rule 14a-8.

Our Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of shareholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The date on which the next Annual Meeting of Shareholders is expected to be held is May 18, 2027. Assuming the next Annual Meeting of Shareholders is held on May 18, 2027, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 17, 2027 and no later than February 28, 2027. If notice is received before February 17, 2027 or after February 28, 2027, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2027 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226, www.wsbonline.com, no later than March 22, 2027. Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

By Order of the Board of Directors

William F. Bruss

Chief Executive Officer

Wauwatosa, Wisconsin

April 9, 2026

We will provide a copy of the Waterstone Financial Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2025 (without exhibits) without charge to any record or beneficial owner of our common stock on the written request of that person directed to: Mark R. Gerke, Chief Financial Officer, Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, WI 53226. The 10-K provides a list of exhibits, which will be provided for a reasonable fee to reflect duplication and mailing costs; exhibits are also available through the Securities and Exchange Commission’s website at www.sec.gov.

204690 Waterstone Proxy Notice Rev1 Front

2026

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

WATERSTONE FINANCIAL, INC.
c/o Continental Proxy Services – 30th Floor
1 State Street, New York NY 10004

Waterstone Financial, Inc.

11200 West Plank Court, Wauwatosa, WI 53226

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

to be held on
May 19, 2026

*Shareholders are cordially invited to attend the Virtual Annual Meeting and vote electronically. There is no in person meeting.

Dear Shareholder,

The 2026 Virtual Annual Meeting of Shareholders of Waterstone Financial, Inc. will be held as a virtual online annual meeting at https://www.cstproxy.com/wsbonline/2026 on May 19, 2026, at 9:30 a.m. (Central Time).

Proposals to be considered at the Virtual Annual Meeting:

The Board of Directors recommends a vote "FOR" the nominees under Proposal 1, "FOR" Proposals 2 and 3, and "ONE YEAR" under Proposal 4.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend:
https://www.cstproxy.com/wsbonline/2026

Vote Your Proxy on the Internet:

Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

The Proxy Materials are available for review at:
https://www.cstproxy.com/wsbonline/2026

CONTROL NUMBER

204690 Waterstone Proxy Notice Rev1 Back

2026

WATERSTONE FINANCIAL, INC.
11200 West Plank Court,
Wauwatosa, WI 53226

Important Notice Regarding the Availability Of Proxy Materials For the 2026 Virtual Annual Meeting of Shareholders to Be Held On May 19, 2026

The following Proxy Materials are available to you to review at: **https://www.cstproxy.com/wsbonline/2026.** Included are the Company's:

- Annual Report for the year ended December 31, 2025;
- 2026 Proxy Statement;
- the Proxy Card;
- Any amendments to the foregoing materials that are required to be furnished to shareholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 8, 2026 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.
You must reference your company ID, proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0691,
or
By logging on to https://www.cstproxy.com/wsbonline/2026
or
By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.

204690 401(k) Waterstone Proxy Card Rev1 - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.

Your phone or Internet instruction authorizes the 401(k) Trustee to vote your shares in the same manner as if you marked, signed and returned your 401(k) Vote Authorization Form. Instructions submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 12, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend:
https://www.cstproxy.com/wsbonline/2026

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

401(k) VOTE AUTHORIZATION FORM

Please mark your votes like this **X**

THIS 401(k) VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND “ONE YEAR” UNDER PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE VIRTUAL ANNUAL MEETING, THIS 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k). THIS 401(k) VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) TRUSTEE.

The Board of Directors recommends a vote “FOR”:

1. Election of Directors
   (1) Stephen Schmidt
   (2) Derek Tyus
   (3) Molly Mulroy

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominees in Proposal 1, “FOR” Proposals 2 and 3, and “ONE YEAR” under Proposal 4.

CONTROL NUMBER

Signature______________________________ **Date**________________, **2026**

Note: Please sign exactly as name appears hereon.

204690 Waterstone Proxy Card Rev1 Back

2026

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Shareholders to be held May 19, 2026

The proxy statement and our 2025 Annual Report to Shareholders are available at https://www.cstproxy.com/wsbonline/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WATERSTONE FINANCIAL, INC.

The undersigned hereby appoints the Board of Directors of Waterstone Financial, Inc. (the "Board of Directors"), and each of them, as proxies, each with full powers of substitution, and authorizes each of the them to represent and vote, as designated on the reverse hereof, all of the shares of common stock of Waterstone Financial, Inc., held of record by the undersigned at the close of business on March 25, 2026, at the Virtual Annual Meeting of Shareholders of Waterstone Financial, Inc. to be held on May 19, 2026 at 9:30 a.m. Central Time. To participate in the virtual online annual meeting, visit **https://www.cstproxy.com/wsbonline/2026** and enter your 12 digit control number included on your proxy card. You may register for the meeting as early as 9:00 a.m. on May 14, 2026. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" UNDER PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE VIRTUAL ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

204690 ESOP Waterstone Proxy Card Rev1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2026

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.

Your phone or Internet instruction authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned your ESOP Vote Authorization form. Instructions submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 12, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the meeting.
To attend:
https://www.cstproxy.com/wsbonline/2026

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ESOP VOTE AUTHORIZATION FORM

THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" UNDER PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE VIRTUAL ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP. THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED BY THE ESOP TRUSTEE.

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR":

1. Election of Directors

   (1) Stephen Schmidt
   (2) Derek Tyus
   (3) Molly Mulroy

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

The Board of Directors recommends a vote "FOR" the nominees in Proposal 1, "FOR" Proposals 2 and 3, and "ONE YEAR" under Proposal 4.

CONTROL NUMBER

Signature______________________________ **Date**________________**, 2026**

Note: Please sign exactly as name appears hereon.

204690 ESOP Waterstone Proxy Card Rev1 Back

2026

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Shareholders to be held May 19, 2026

The proxy statement and our 2025 Annual Report to Shareholders are available at https://www.cstproxy.com/wsbonline/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ESOP VOTE AUTHORIZATION FORM

THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED BY THE ESOP TRUSTEE

WATERSTONE FINANCIAL, INC.

The ESOP participant signing on the reverse side hereby directs the ESOP Trustee to vote all shares of common stock of Waterstone Financial, Inc., as to which the ESOP participant is entitled to direct the voting at the Virtual Annual Meeting of Shareholders, to be held as a virtual online annual meeting at **https://www.cstproxy.com/wsbonline/2026** at 9:30 a.m. Central Time, on May 19, 2026. The ESOP Trustee is authorized to cast all votes with respect to the shares held in the ESOP participant account as indicated on the reverse side.

THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED. IF NO CONTRARY INSTRUCTION IS MADE, THE ESOP VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" UNDER PROPOSAL 4.

THE ESOP TRUSTEE WILL VOTE UNALLOCATED ESOP SHARES, ANY ALLOCATED SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS, AND SHARES WHICH PARTICIPANTS VOTE TO "ABSTAIN" IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE VIRTUAL ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE VIRTUAL ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

204690 401(k) Waterstone Proxy Card Rev1 - Back

2026

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Shareholders to be held May 19, 2026

The proxy statement and our 2025 Annual Report to Shareholders are available at https://www.cstproxy.com/wsbonline/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

401 (k) VOTE AUTHORIZATION FORM

THIS 401(k) VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) TRUSTEE

WATERSTONE FINANCIAL, INC.

The 401(k) participant signing on the reverse side hereby directs the 401(k) Trustee to vote all shares of common stock of Waterstone Financial, Inc., as to which the 401(k) participant is entitled to direct the voting at the Virtual Annual Meeting of Shareholders, to be held as a virtual online annual meeting at **https://www.cstproxy.com/wsbonline/2026**, at 9:30 a.m. Central Time, on May 19, 2026. The 401(k) Trustee is authorized to cast all votes with respect to the shares held in the 401(k) participant account as indicated on the reverse side.

THIS 401(k) VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED. IF NO CONTRARY INSTRUCTION IS MADE, THE 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" UNDER PROPOSAL 4.

THE 401(k) TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS AND SHARES WHICH PARTICIPANTS VOTE TO "ABSTAIN" IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE VIRTUAL ANNUAL MEETING, THIS 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k). AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE VIRTUAL ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)